UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 23, 2007

Date of Report

iBroadband, Inc. (Name of small business issuer in its charter)	Nevada (State or other jurisdiction of incorporation or organization)
88-0464894 (I.R.S. Employer Identification No.)	14286 Gillis Rd. Farmers Branch, TX (Address of principal executive offices)
Issuer's telephone number: (972) 458-0909	75244 (Zip Code)
None (Former name of former address, if changed since last report)	000-51918 (Commission File Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[   ]  Written communications pursuant to Rule 425 under the Securities Act

     (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation under an Off-Balance Sheet Arrangement

On November 7, 2006, iBroadband, Inc. (the “Company”) entered into a Securities Purchase Agreement and related transactional documents (aggregately the “Agreement”) with Laurus Master Fund, Ltd. (“Laurus”). The Company reported the event on a Current Report Form 8-K filed on November 10, 2006, which such Current Report is incorporated herein by reference. In pertinent part, the Agreement provided for a secured loan to the Company in the total amount of $5,000,000. The amount of $2,500,000 was immediately released to the Company, and the remaining amount of $2,500,000 was deposited by Laurus into a restricted account (“Restricted Account”). The Agreement provides that Laurus shall not be under any obligation to release any amount from the Restricted Account, and the release of such amounts shall be in Laurus’ sole and absolute discretion. As of the date of this Current Report Form 8-K, none of the funds in the Restricted Account have been released.

From the inception of the loan through April, 2007, Laurus invoiced the Company, and the Company paid Laurus, interest on both the released funds and the funds held on deposit in the Restricted Account. On May 2, 2007 the Company questioned its obligation under the terms of the Agreement to pay interest on the funds in deposit in the Restricted Account. On July 9, 2007 Laurus determined that the Company should not have been paying interest on the funds in the Restricted Account. On that date Laurus applied the accrued interest in the Restricted Account against the Company’s May and June principal and interest payments, leaving a balance owed for the June payment in the amount of $18,603.42.

The Company has not paid such June balance of $18,603.42 and the July payment in the amount of $99,508.79. On July 16, 2007 Laurus sent the Company a letter entitled “Notice of Past Due Payment” regarding the delinquent July payment.

Since April 2007, the Company and Laurus have been negotiating the terms of a release of funds from the Restricted Account to allow the Company to acquire a company in Kansas City, Missouri.  In connection therewith, Laurus and the Company have been negotiating the terms pursuant to which Laurus shall agree to forbear in collecting the principal amount of the past due indebtedness for 45 days from the date the agreement is signed during which time the Company shall raise an additional amount of $400,000 of equity capital and its principal shareholder shall agree to increase his guaranty of the Laurus loan to $1,500,000.  These negotiations are currently underway; however, there is no assurance that a final, favorable resolution of such negotiations will be achieved.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2007

iBroadband, Inc.

(Registrant)

By: /s/ Matthew Hutchins

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Title:  President/CEO